Exhibit 99.1

Mannatech Announces Intent to Commence a Cash Tender Offer to Purchase up to $16 Million of Its Common Stock

(Flower Mound, Texas) May 17, 2018 – Mannatech, Incorporated ("Mannatech" or the "Company") (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, intends to conduct a modified Dutch auction cash tender offer to purchase up to $16 million of its outstanding common stock, par value $0.0001 per share.

“This tender offer reflects Mannatech’s confidence in the future outlook of our business and the Company's long-term value and represents another important step in implementing our previously announced strategic plan, which contemplated reducing overall share count and using capital for the benefit of shareholders,” said Alfredo “Al” Bala, CEO and President of Mannatech. “The Company has had a share purchase program in place, and with this tender offer, we will take an even more significant step forward in demonstrating our confidence in the future of our business.”

The Company anticipates that Georgeson Securities Corporation will be the dealer manager for the tender offer, Georgeson LLC will serve as the information agent for the tender offer, and Computershare Trust Company, N.A. will serve as the depositary for the tender offer.

Important Additional Information

This communication is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock, and does not constitute an offer to buy or the solicitation to sell shares of the Company’s common stock. The tender offer described in this communication has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this communication or at all. The tender offer will be made only pursuant to the tender offer statement on Schedule TO, including an Offer to Purchase, Letter of Transmittal and related materials that the Company expects to file with the Securities and Exchange Commission (“SEC”) upon commencement of the tender offer.

SHAREHOLDERS AND HOLDERS OF AWARDS GRANTED UNDER THE COMPANY'S EQUITY INCENTIVE PLANS ARE URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER, THAT SHAREHOLDERS AND AWARD HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

Once the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other related documents that the Company will be filing with the SEC at the SEC’s website at www.sec.gov. Additional copies of these materials may be obtained for free by contacting the Company at ir@mannatech.com or 1410 Lakeside Pkwy, Ste 200, Flower Mound, TX 75028, Attn: Investor Relations, or Georgeson LLC, the information agent for the tender offer, at (866) 857-2624.

Other Disclosures
None of the Company, its directors, the dealer manager, the information agent or the depositary for the tender offer will make any recommendation to the shareholders as to whether to tender their shares or refrain from tendering their shares or as to the price at which to tender them.

About Mannatech
About Mannatech Mannatech, Incorporated is committed to transforming lives through the development of high quality integrated health, weight management, fitness and skin care products distributed through its global network of independent associates and members. The company has been operating for more than 20 years with operations in 26 markets^. For more information, visit Mannatech.com.

^ Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements.” These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact

Mannatech, Incorporated
Diane Barton, 972-471-8116
pr@mannatech.com

or

Donna Giordano, 972-471-6512
Manager, Executive Office Administration
ir@mannatech.com
www.mannatech.com